Consent of Independent Accountants




To the Board of Directors
Thermo Energy Corporation
(Formerly Innotek Corporation)
Little Rock, Arkansas

We consent to the inclusion in this registration statement on Form SB-2 of our report dated December 11, 1991 on our audit of the statements of operation, changes in stockholders' equity (deficit), and cash flows of INNOTEK CORPORATION for the year ended September 30, 1991 and cumulative since inception through September 30, 1991. We also consent to the reference to our firm under the caption "Experts" included in the registration statement.




                                   /s/ Baird, Kurtz & Dobson


Little Rock, Arkansas
February 7, 1997